                                                                   EXHIBIT 12.1


                            HARVARD INDUSTRIES INC.
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                         DIVIDENDS ON PREFERRED STOCK
                           (In Thousands of dollars)


                                                                    Year ended
                                                        --------    ----------      --------
                                                          1997         1996           1995
                                                        --------    ----------      --------
Pre-tax income from continuing operations..........  $  (388,225)  $   (58,016)    $  20,679
Add: Fixed charges.................................       38,477        48,117        20,257
                                                        --------    ----------      --------

Income as adjusted.................................  $  (349,748)  $    (9,899)    $  40,936
                                                        ========    ==========      ========

Fixed charges:
  Interest on indebtedness.........................  $    36,659   $    47,004     $  19,579
  Portion of rents representative of the
   interest factor.................................        1,818         1,113           678
                                                        --------    ----------      --------

  Fixed charges....................................       38,477        48,117        20,257
Dividends on preferred stock and accretion.........       10,142        14,844        14,809
                                                        --------    ----------      --------

Fixed charges and dividends on preferred stock.....  $    48,619   $    62,961     $  35,066
                                                        ========    ==========      ========

Ratio of earnings over fixed charges and
 dividends on preferred stock......................                                     1.17x
                                                                                    ========

Deficiency of earnings over fixed charges and
 dividends on preferred stock......................  $  (398,367)  $   (53,062)
                                                        ========    ==========
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